Exhibit 99.2

Keating Capital Reports 2012 Results

Pre-IPO Investor Provides Financial Update

February 15, 2013 – Greenwood Village, Colorado – On February 15, 2013, Keating Capital, Inc. (“Keating” or the “Company”) (Nasdaq:  KIPO) reported financial results for the year ended December 31, 2012.

Management Commentary

 "Keating Capital operates a private-to-public valuation arbitrage strategy, seeking to profit from the potential value increase that we believe typically occurs when a private company completes an IPO.  Our goal is to make investments that create the potential for a 2x return on our investment once the company is publicly traded and assuming our typical investment horizon of 36 months,” stated Timothy J. Keating, CEO of Keating Capital, Inc.

2012 Portfolio Activity

Investment Activity

During 2012, we made investments totaling $26.5 million in six new private portfolio companies, approximately $0.5 million in two existing private portfolio companies (BrightSource and Livescribe), and approximately $0.5 million in Solazyme, an existing publicly traded portfolio company.

Dispositions

During the first and second quarter of 2012, we sold 65,000 shares of Solazyme’s common stock at an average price per share of $15.06 (net of commissions and selling expenses), resulting in a realized gain of approximately $404,000, which represents a 1.7x return on our investment over the 20 to 24 months we held these shares.  At December 31, 2012, we continued to own 147,927 shares of Solazyme’s common stock, which were valued at Solazyme’s year-end market price of $7.86 per share, compared to our average cost basis of $10.18 per share.

During the third quarter of 2012, we sold 160,000 shares of NeoPhotonics common stock at an average price of $5.49 per share, resulting in a realized loss of approximately $121,000, which represents a 0.88x return on our investment (or a 12% loss) in these shares over our weighted-average holding period of 31 months.  As of December 31, 2012, we no longer own  any shares of NeoPhotonics.

Fully Invested Portfolio

After disposing of our NeoPhotonics investment, as of December 31, 2012, we now hold investments in 19 portfolio companies with a fair value of $65.0 million and $8.9 million in cash and cash equivalents.  We are fully invested based on our currently available funds, and it is our policy to retain approximately $10 million in cash and cash equivalents to fund our future operating expenses, although the amount we retain may vary depending on our operating expenses and the timing of our purchases and sales of portfolio company investments. We intend to access the capital markets from time to time in the future to raise cash to fund additional investments.

Stock Repurchase Program

On May 9, 2012, our Board of Directors approved a stock repurchase program for a six-month period expiring November 8, 2012, which was extended for an additional six-month period expiring May 8, 2013.  Under this program, we may repurchase up to $5 million of our common stock.  The repurchase program does not obligate us to acquire any specific number of our shares, but all repurchases are subject to certain restrictions on the method, timing, price and volume of stock repurchases.

During the year ended December 31, 2012, we repurchased 108,996 shares of our common stock at an average price of $7.01 per share, including commissions, with a total cost of $764,179.  Our net asset value per share increased by $0.01 per share as a result of the share repurchases during the year ended December 31, 2012.  The weighted average discount to net asset value per share of the shares repurchased by us during the year ended December 31, 2012 was 14%.

Results of Operations

Decrease in Net Asset Value for Fourth Quarter

In the fourth quarter of 2012, our net asset value decreased from $8.14 to $8.00 per share, a decrease of $0.14 per share.  The components that typically drive the changes in our net asset value each quarter are:  (i) net investment losses, effectively our operating expenses; (ii) realized gains/losses; (iii) the change in unrealized appreciation/deprecation on our investments, and (iv) cash distributions paid to stockholders.  For the fourth quarter:

●
We had net investment loss—effectively our operating expenses (including base management fees and accrued incentive fees)—of approximately $860,000, or a loss of $0.09 per share.  Our operating expenses, excluding base management fees and accrued incentive fees, were approximately $505,000 in the fourth quarter.

●	We had no realized gains or losses during the fourth quarter since we did not dispose of any portfolio company positions during the quarter.

●	We had a net decrease in unrealized appreciation on our portfolio company investments of approximately $140,000, or a decrease of $0.02 per share.

●	Finally, we paid a cash distribution to stockholders of $283,203, or $0.03 per share, representing our net realized gains in 2012.

Decrease in Net Asset Value for 2012

In 2012, our net asset value decreased from $8.23 to $8.00 per share, an decrease of $0.23 per share.  For 2012:

●
We had net investment loss—effectively our operating expenses (including base management fees and accrued incentive fees)—of approximately $4.1 million, or a loss of $0.44 per share.  Our operating expenses, excluding base management fees and accrued incentive fees, were approximately $2.1 million for 2012 in line with our previous estimates.

●
We had realized gains of $282,203, or $0.03 per share, consisting of our realized gains of $403,631 from our disposition of 65,000 shares of Solazyme reduced by our realized losses of $121,428 from the disposition of our entire position of 160,000 shares of NeoPhotonics.

●	We had a net increase in unrealized appreciation on our portfolio company investments of approximately $1.8 million, or an increase of $0.20 per share.

●	We also paid a cash distribution to stockholders of $283,203, or $0.03 per share, representing our net realized gains in 2012.

●	Finally, we repurchased shares of our common stock under our stock repurchase program which resulted in an increase in our net asset value of $0.01 per share.

As of December 31, 2012, we had net unrealized appreciation of approximately $3.2 million, which is reflected in our NAV.  However, our NAV does not reflect the potential increase in unrealized appreciation based on structural protections that we currently have in eight of our private portfolio company investments.  See discussion below regarding structural protections.

Keating Capital, Inc.
Change in Net Asset Value

	Year Ended
	December 31, 2012
	Amount	Per Share1

Net Asset Value, Beginning of Period2	$76,384,715	$8.23

Net Investment Loss	(4,052,986)	(0.44)

Net Realized Gain (Loss) on Investments:
Solazyme	403,631	0.04
NeoPhotonics	(121,428)	(0.01)

Net Realized Gain on Investments:	282,203	0.03

Net Change in Unrealized Appreciation (Depreciation) on Investments:
NeoPhotonics	267,200	0.03
Livescribe	(209,630)	(0.02)
Solazyme	(728,037)	(0.08)
MBA Polymers, Inc.	(270,000)	(0.03)
BrightSource Energy, Inc.	(240,006)	(0.03)
Harvest Power, Inc.	1,040,001	0.11
Suniva, Inc.	(1,220,007)	(0.13)
Xtime, Inc.	1,433,722	0.15
Corsair Components, Inc.	(10,000)	*
Metabolon, Inc.	530,000	0.06
Kabam, Inc.	(348,860)	(0.04)
Tremor Video, Inc.	(150,001)	(0.02)
TrueCar, Inc.	(319,996)	(0.03)
Agylix Corporation	(350,000)	(0.04)
Zoosk, Inc.	80,001	0.01
LifeLock, Inc.	1,911,002	0.21
SilkRoad, Inc.	720,000	0.08
Glam Media, Inc.	170,001	0.02
Stoke, Inc.	(460,000)	(0.05)
Jumptap, Inc.	-	-

Net Change in Unrealized Appreciation on Investments:	1,845,390	0.20

Net (Decrease) in Net Assets Resulting from Operations	(1,925,393)	(0.21)

Stockholder Distributions:
Stockholder Distributions as Long-Term Capital Gains Distribution	(282,203)	(0.03)

Capital Stock Transactions:
Repurchases of Common Stock3	(764,179)	0.01

Net Asset Value, End of Period2	$73,412,940	$8.00

Weighted Average Common Shares Outstanding During Period	9,198,016

Common Shares Outstanding At End of Period	9,174,785

* Per share amounts less than $0.01.
1Unless otherwise indicated, per share data based on weighted average common shares outstanding during the period.
2Per share data based on total common shares outstanding at the beginning and end of the corresponding period.
3For the year ended December 31, 2012, the increase in net asset value attributable to the shares repurchased was $0.01 per share.

Structural Protections

Of our investments in 17 private portfolio companies as of December 31, 2012, we have been provided some structural protection with respect to investments in eight of these portfolio companies.  These structural protections typically include conversion rights upon an IPO which would result in our receiving shares of common stock at a discount to the IPO price upon conversion at the time of the IPO, or warrants that would result in our receiving additional shares for a nominal exercise price at the time of an IPO.

Our structurally protected appreciation on these investments as of December 31, 2012 can be summarized as follows:

●
As of December 31, 2012, these eight private portfolio companies with structural protections had an aggregate cost basis of $32.0 million and a fair value of $36.0 million—representing 55% of our invested portfolio as measured by fair value.

●
These eight portfolio companies have structural protections that would, in the event of an IPO, entitle us to receive shares of common stock with a weighted-average aggregate value, at the time of issuance, of 1.79x our investment cost.  We refer to this multiple as our structurally protected appreciation multiple.

●
As of December 31, 2012, our structurally protected appreciation on these investments would, if each of these eight portfolio companies completed an IPO, result in an increase in our unrealized appreciation of $21.2 million at the time of the IPO.

The structurally protected appreciation is calculated assuming each portfolio company completes an IPO.  Further, the structurally protected appreciation is not impacted by the IPO price, since the structural protections are designed to derive such appreciation at any IPO price at the time of the IPO.  The only exceptions are: (i) the structural protection provided in the Corsair common stock investment where the structurally protected appreciation of 2.0x of our investment cost begins to decline as the Corsair IPO price falls below $10.00 per share, and (ii) the structural protection provided in one of our other private portfolio companies where the structurally protected appreciation of 2.0x our investment cost begins to decline as the IPO price falls below our cost basis per share.  In each of the eight portfolio company investments that have structural protections, it is possible for us to achieve an unrealized appreciation at IPO in excess of the structurally protected appreciation amount where the portfolio company’s IPO price exceeds a threshold amount.

Our ability to realize the structurally protected appreciation at the time of the IPO will depend on a number of factors including each portfolio company’s completion of an IPO, any adjustment to the special IPO conversion price that may be negotiated prior to or during the IPO process, the possible subsequent issuance of more senior securities that may impact the relative value of the structural  protection, and fluctuations in the market price of each portfolio company’s common shares until such time as the common shares received upon conversion can be disposed of following the expiration of a customary 180-day post-IPO lockup period.  Accordingly, the structurally protected appreciation would not be available unless each portfolio company completes an IPO.  Further, even if an IPO is completed, the structurally protected appreciation would not be realized unless the market price of each portfolio company’s common shares equals or exceeds the IPO price at the time such shares are disposed of following the post-IPO lockup period.

Please refer to our annual report on Form 10-K for the year ended December 31, 2012, for additional information on, and risks related to, our structurally protected appreciation.

Capitalization

As of December 31, 2012, we had 9,174,785 shares of common stock issued and outstanding.  There are no options, warrants, or other classes of securities issued or outstanding.  Additionally, we had no debt.  Other than our stock repurchase program, there were no capital stock transactions in 2012.

Portfolio Analysis and Activity

For the year ended December 31, 2012, the net increase in our unrealized appreciation totaled approximately $1.8 million.  The components of this net increase were:

	December 31, 2012			December 31, 2011				Change In
							Change In	Unrealized
			Unrealized			Unrealized	Unrealized	Appreciation
			Appreciation			Appreciation	Appreciation	(Depreciation)
Portfolio Company	Cost	Value	(Depreciation)	Cost	Value	(Depreciation)	(Depreciation)	Per Share1

Private Portfolio Companies:
Livescribe, Inc.	$606,187	$-	$(606,187)	$550,881	$154,324	$(396,557)	$(209,630)	(0.02)
MBA Polymers, Inc.	2,000,000	1,730,000	(270,000)	2,000,000	2,000,000	-	(270,000)	(0.03)
BrightSource Energy, Inc.	2,897,131	2,657,125	(240,006)	2,500,006	2,500,006	-	(240,006)	(0.03)
Harvest Power, Inc.	2,499,999	3,540,000	1,040,001	2,499,999	2,499,999	-	1,040,001	0.11
Suniva, Inc.	2,500,007	1,280,000	(1,220,007)	2,500,007	2,500,007	-	(1,220,007)	(0.13)
Xtime, Inc.	3,000,000	4,442,878	1,442,878	3,000,000	3,009,156	9,156	1,433,722	0.15
Corsair Components, Inc.	4,000,080	5,600,000	1,599,920	4,000,080	5,610,000	1,609,920	(10,000)	*
Metabolon, Inc.	4,000,000	4,530,000	530,000	4,000,000	4,000,000	-	530,000	0.06
Kabam, Inc.	1,328,860	980,000	(348,860)	1,328,860	1,328,860	-	(348,860)	(0.04)
Tremor Video, Inc.	4,000,001	3,850,000	(150,001)	4,000,001	4,000,001	-	(150,001)	(0.02)
TrueCar, Inc.	2,999,996	2,680,000	(319,996)	2,999,996	2,999,996	-	(319,996)	(0.03)
Agilyx Corporation	4,000,000	3,650,000	(350,000)	4,000,000	4,000,000	-	(350,000)	(0.04)
Zoosk, Inc.	2,999,999	3,080,000	80,001	-	-	-	80,001	0.01
SilkRoad, Inc.	5,000,000	5,720,000	720,000	-	-	-	720,000	0.08
Glam Media, Inc.	4,999,999	5,170,000	170,001	-	-	-	170,001	0.02
Stoke, Inc.	3,500,000	3,040,000	(460,000)	-	-	-	(460,000)	(0.05)
Jumptap, Inc.	4,999,995	4,999,995	-	-	-	-	-	-

Publicly Traded Portfolio Companies:
NeoPhotonics Corporation	-	-	-	1,000,000	732,800	(267,200)	267,200	0.03
Solazyme, Inc.	1,505,162	1,162,706	(342,456)	1,553,250	1,938,831	385,581	(728,037)	(0.08)
LifeLock, Inc.	5,000,000	6,911,002	1,911,002	-	-	-	1,911,002	0.21

Total	$61,837,416	$65,023,706	$3,186,290	$35,933,080	$37,273,980	$1,340,900	$1,845,390	$0.20

* Per share amounts less than $0.01.

1Per share amounts based on weighted-average shares outstanding during 2012.

Distributions

On December 6, 2012, we declared a cash distribution of $0.03 per share.  The distribution was paid on December 26, 2012, to stockholders of record as of December 14, 2012.  The aggregate cash distribution of $282,203 represented a distribution of our net realized capital gains for 2012.

We also paid a $0.13 per share distribution on February 17, 2011 which was a return of capital to our stockholders.

Other Information

Attached to this press release we have included the following:

●	Our portfolio company investment summary as of December 31, 2012;
●	Our statement of assets and liabilities as of December 31, 2012 and 2011; and
●	Our statement of operations for the years ended December 31, 2012, 2011 and 2010.

Stockholder Call

Keating Capital invites stockholders, analysts and interested parties to attend Keating Capital’s earnings call on February 19, 2013 at 4:00 p.m. Eastern time.  You may pre-register at https://cc.readytalk.com/cc/s/registrations/new?cid=4cqnrpsg6qwr, and participate in the call by dialing (800) 410-5148.

A slide presentation will accompany the earnings call and will be available prior to the earnings call, at http://ir.keatingcapital.com/events.cfm.  Select the Q4 2012 Earnings Call Slides link to download and print the presentation.

An archived audio replay of the earnings call together with the slide presentation will be available within approximately three hours after completion of the call at http://ir.keatingcapital.com/events.cfm.  This archived recording will be available until the Company’s next quarterly conference call which has been tentatively scheduled for April 26, 2013, following the filing of our Q1 2013 results.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public.  We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status.  Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Margie L. Blackwell
Investor Relations Director
Keating Capital, Inc.
mb@keatinginvestments.com
(720) 889-0133

Forward-Looking Statements
This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC.  Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies.  Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.  The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Keating Capital, Inc.
Portfolio Summary
As of December 31, 2012

			Lead or
			Participating
Portfolio Company	Description	Type of Investments	Investor	Cost	Value (1)

Publicly Traded Portfolio Companies:

Solazyme, Inc.	Algal oil and bioproducts for the fuels and chemicals, nutrition, and skin and personal care markets	Common Stock*	Participating	1,505,162	1,162,706

LifeLock, Inc.	Provider of identify theft protection services	Common Stock*	Participating	5,000,000	6,911,002

Total - Publicly Traded Portfolio Companies				$6,505,162	$8,073,708

Private Portfolio Companies That Have an IPO Registration Publicly on File:

Corsair Components, Inc. (2)	Designer and supplier of high-performance components to the personal computer gaming hardware market	Common Stock and Common Stock Warrants*	Lead	4,000,080	5,600,000

Total - Private Portfolio Companies That Have an IPO Registration Publicly on File				$4,000,080	$5,600,000

Private Portfolio Companies:

Livescribe, Inc.	Developer and marketer of a mobile, paper-based computing platform consisting of smartpens, dot paper, and smartpen applications	Common Stock	Participating	$606,187	$-

MBA Polymers, Inc.	Manufacturer of recycled plastics sourced from end of life durable goods	Convertible Preferred Stock	Participating	2,000,000	1,730,000

BrightSource Energy, Inc.	Developer of utility scale solar thermal plants which generate solar energy for utility and industrial companies	Convertible Preferred Stock, Preferred Stock and Common Stock	Participating	$2,897,131	$2,657,125

Harvest Power, Inc.	Owner and operator of organic waste facilities that convert organic waste, such as food scraps and yard debris, into compost, mulch and renewable energy	Convertible Preferred Stock	Participating	2,499,999	3,540,000

Suniva, Inc.	Manufacturer of high-efficiency solar photovoltaic cells and modules	Convertible Preferred Stock	Participating	2,500,007	1,280,000

Xtime, Inc.	Software as a service provider of Web scheduling and customer relationship management solutions for automotive service departments	Convertible Preferred Stock and Common Stock Warrants	Lead	3,000,000	4,442,878

Metabolon, Inc.	Molecular diagnostics and services company offering metabolic profiling technology based on advanced bioinformatics and data analytics software	Convertible Preferred Stock	Lead	4,000,000	4,530,000

Kabam, Inc.	Provider of Internet-based social gaming products including massively multiplayer games	Convertible Preferred Stock	Participating	1,328,860	980,000

Tremor Video, Inc.	Online video technology and advertising company	Convertible Preferred Stock	Participating	4,000,001	3,850,000

TrueCar, Inc.	Provider of online research and pricing tools for consumers interested in buying a new or used vehicle	Common Stock*	Participating	2,999,996	2,680,000

Agilyx Corporation	Alternative energy company that converts difficult-to-recycle waste plastics into high value synthetic oil	Convertible Preferred Stock	Lead	4,000,000	3,650,000

Zoosk, Inc.	Online dating community	Convertible Preferred Stock	Participating	2,999,999	3,080,000

SilkRoad, Inc.	Provider of cloud-based human capital management software	Convertible Preferred Stock	Participating	5,000,000	5,720,000

Glam Media, Inc.	Online media and social networking company focused on matching targeted audiences with targeted content	Convertible Preferred Stock	Lead	4,999,999	5,170,000

Stoke, Inc.	Systems designer and equipment manufacturer for mobile communications infrastructure networks	Common Stock	Lead (3)	3,500,000	3,040,000

Jumptap, Inc.	Mobile advertising network	Convertible Preferred Stock	Lead	4,999,995	4,999,995

Total - Private Portfolio Companies				$51,332,174	$51,349,998

Total - All Portfolio Companies				$61,837,416	$65,023,706

* Portfolio company does not have preferred equity securities outstanding as of December 31, 2012.

(1) Except for common stock in one publicly traded portfolio company, Solazyme, all investments as of December 31, 2012 were valued at fair value as determined in good faith by the Board of Directors and are subject to legal restrictions on transfer (including lockup and other contractual restrictions).

(2) On May 24, 2012, Corsair announced that it had postponed its IPO due to weak equity market conditions. Since its announced IPO postponement, Corsair has not updated its registration statement on file with the SEC.

(3) Keating Capital was the sole investor in this transaction.

Keating Capital, Inc.
Statements of Assets and Liabilities

	December 31,	December 31,
	2012	2011

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $47,332,174 and $25,379,750, respectively)	$46,819,998	$24,992,349
Publicly-traded portfolio companies
(Cost: $6,505,162 and $2,553,250, respectively)	8,073,708	2,671,631
Affiliate investments:
Private portfolio companies
(Cost: $8,000,080 and $8,000,080, respectively)	10,130,000	9,610,000
Total, investments in portfolio company securities at fair value	65,023,706	37,273,980
(Cost: $61,837,416 and $35,933,080, respectively)

Cash and cash equivalents	8,934,036	39,606,512
Prepaid expenses and other assets	104,429	62,746
Deferred offering costs	322,906	-

Total assets	$74,385,077	$76,943,238

Liabilities
Base management fees payable to investment adviser	$128,746	$130,969
Accrued incentive fees payable to investment adviser	693,699	268,180
Administrative expenses payable to investment adviser	51,396	47,285
Accounts payable	90,139	70,602
Accrued expenses and other liabilities	8,157	41,487

Total liabilities	972,137	558,523

Net assets
Common stock, $0.001 par value; 200,000,000 authorized; 9,283,781 and 9,283,781 shares issued, respectively	$9,284	$9,284
Additional paid-in capital	71,675,244	75,302,711
Treasury stock, at cost, 108,996 and 0 shares held, respectively	(764,179)	-
Accumulated net investment loss	(693,699)	(268,180)
Accumulated undistributed net realized gain on investments	-	-
Net unrealized appreciation on investments	3,186,290	1,340,900

Total net assets	$73,412,940	$76,384,715

Total liabilities and net assets	$74,385,077	$76,943,238

Net asset value per share (on 9,174,785 and 9,283,781 shares outstanding, respectively)	$8.00	$8.23

Keating Capital, Inc.
Statements of Operations

	Years Ended December 31,
	2012	2011	2010

Investment income
Interest and dividend income:
Certificate of deposit and money market investments	$3,870	$54,348	$44,009
Other income	-	-	10,000

Total investment income	3,870	54,348	54,009

Operating expenses
Base management fees	1,533,808	1,153,058	218,876
Incentive fees	425,519	152,757	115,423
Administrative expenses allocated from investment adviser	633,997	450,019	404,633
Legal and professional fees	670,839	579,751	335,839
Directors fees	160,000	130,289	108,000
Stock transfer agent fees	65,108	212,262	192,306
Printing and fulfillment expenses	112,491	185,536	108,192
Postage and delivery expenses	61,623	146,287	98,907
Stock issuance expenses	-	114,388	156,941
Travel and entertainment expenses	81,904	345,461	125,617
General and administrative expenses	311,567	294,562	166,268

Total operating expenses	4,056,856	3,764,370	2,031,002

Net investment loss	(4,052,986)	(3,710,022)	(1,976,993)

Net realized gain on investments
Non-control/non-affiliate investments	282,203	-	-

Total net realized gain on investments	282,203	-	-

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	1,325,390	(846,136)	577,116
Affiliate investments	520,000	1,609,920	-

Total net change in unrealized appreciation (depreciation) on investments	1,845,390	763,784	577,116

Net decrease in net assets resulting from operations	$(1,925,393)	$(2,946,238)	$(1,399,877)

Net investment loss per common share outstanding (basic and diluted)	$(0.44)	$(0.54)	$(1.43)

Net decrease in net assets resulting from operations per common share outstanding (basic and diluted)	$(0.21)	$(0.43)	$(1.01)

Weighted average common shares outstanding (basic and diluted)	9,198,016	6,921,481	1,383,537